Exhibit 10.15

BILL OF SALE                                                  UNITED STATES OF AMERICA

BY ALTFUELS CORPORATION                      STATE OF LOUISIANA

TO RR LOUISIANA PROPERTY, LLC.            PARISH OF ASSUMPTION

Before the undersigned Notaries Public, duly commissioned in and for the aforesaid states and parishes, and in the presence of the respective subscribing witnesses, there appeared:

ALTFUELS CORPORATION, a Louisiana corporation represented herein by its duly authorized President, hereafter called “SELLER”;

who declared that he has sold and delivered, and does y these presents grant, bargain, sell, assign, transfer, set over and deliver, with all legal warranties, unto:

RR LOUISIANA PROPERTY, LLC, a Louisiana limited liability company represented herein by its duly authorized manager, Claus Wagner-Bartak; hereafter called “PURCHASER”;

who accepts, all and singular and acknowledges that there has been duly delivered to him, the following described movable property located at the former premises of SELLER in Assumption Parish, Louisiana, as is more fully described in Exhibit A attached hereto and incorporated herein.

To have and to hold the above described movable property unto the said PURCAHSER, his heirs and assigns, forever

The consideration for this sale the SELLER acknowledges the following:

1.           PURCHASER assumes and agrees to hold the SELLER, free and harmless from the payment of the balance due on that Consent Judgment in favor of Community Bank, dated September 08, 2003, recorded on recorded on 8, 2003 as Entry No. 212185 of the official records of the Clerk and Recorder for the Parish of Assumption, State of Louisiana, in the original sum of One Hundred Thirty-Seven Thousand Six Hundred Forty-Seven and 06/100 ($137,647.06) DOLLARS, together with interest at the rate of 9.5% per annum on the amount of $225,842.33 from September 16, 2001 the date of the last interest payment until December 4, 2002 and then on the amount of $137,647.05 from December 5, 2002, until paid, and for all costs of the court proceedings, as may be modified by subsequent payments received and agreements between the parties.  This Consent Judgment is in favor of Community Bank and against Altfuels Corporation, Keith D. Kember, John R. Kember, Janet K. Landry, Harry J. Kember, Jr., Mary E. Kember and Jerilyn K. Barker, Suite No. 27, 100, 23rd Judicial District Court, Parish of Assumption, State of Louisiana.

2.           PURCHASER assumes and agrees to hold the SELLER free and harmless from the payment of the balance due on the certain Judgment in favor of Simmons & Savoie Insurance Agency, Inc., dated August 30, 2001, in the matter entitled, “Simmons & Savoie Insurance Agency, Inc. vs. Altfuels Corporation, Docket No. 26,475, 23rd Judicial District Court, State of Louisiana, recorded on September 5, 2001, as File No. 202519 of the official records of the Clerk and Recorder for the Parish of Assumption, State of Louisiana, in the original sum of Thirteen Thousand Two Hundred Seventy-Four and 22/100 ($13,274.22) DOLLARS plus legal interest from the date of judicial demand until paid plus 25% attorney’s fees on the aggregate principal and interest and for all the costs of the proceeding, as may be modified by subsequent payments received and agreements between the parties.

3.           PURCHASER assumes and agrees to hold the SELLER free and harmless from the payment of the balance due on the certain Notice of Seizure dated June 20, 2003, in favor of Iberville Trust & Savings Bank in the matter entitled, “Iberville Trust & Savings Bank vs. Altfuels Corporation and L-1011 Corporation, Docket No. 27120, 23rd Judicial District Court, State of Louisiana” in the amount of Two Hundred Ninety-Six Thousand One Hundred Sixty-Nine and 78/100 ($296,169.78) DOLLARS, together with interest and costs, as may be modified by subsequent payments received and agreements between the parties.

4.           PURCHASER assumes and agrees to hold the SELLER free and harmless from the payment of the balance due on the certain Judgment in favor of Hibernia National Bank dated March 18, 2002 in the matter entitled, “Hibernia National Bank vs. Altfuels Corporation and Harry Kember, Jr. and Elizabeth Kember, Docket No. 26,619, Division “D”, 23rd Judicial District Court, State of Louisiana”.  Said judgment is recorded on March 20, 2002 as File No. 205052 on file AND OF RECORD IN THE OFFICE OF THE Clerk and Recorder for the Parish of Assumption, State of Louisiana and is in the amount of Twenty-Six Thousand Eight Hundred Eighty-Seven and 26/100 ($26,887.26) DOLLARS together with accrued interest of $1,534.96 at the rate of 9.50% per annum and late charges of $185.00 and all costs of the proceedings, as may be modified by subsequent payments received and agreements between the parties.

5.           PURCHASER accepts and SELLER has transferred 200,000 Shares of Common Stock in Red Reef Corporation, represented by Stock Certificate No. 1300 dated November 22, 2006, originally issued to Gary Alexander in satisfaction of any and all amounts due by Altfuels Corporation and related parties unto Gary Alexander.

SELLER, being duly sworn, declared that he owes nothing on the above described movable property, having paid his vendor for the same, has never granted any mortgage or security interest therein and knows of no liens or encumbrances thereon.

THUS DONE AND PASSED this 15th day of February, 2007 at Baton Rouge, Louisiana, the undersigned parties having affixed their signatures in the presence of me, Notary, and the undersigned witnesses after due reading of the whole.

WITNESSES:

/s/ Lisa Patterson
Lisa Patterson

/s/ Laurie Jewell
Laurie

ALTFUELS CORPORATION:

/s/ Harry J. Kember, Jr.
Harry J. Kember, Jr.

/s/ Ronald Savoie
NOTARY

County of BROWARD

State of FLORIDA

ACKNOWLEDGEMENT

Thus done and signed in the County and State aforesaid, in the presence of the undersigned competent witnesses, who have hereunto signed their names with the parties and me, said Notary, this 15th day of February, 2007.

WITNESSES:

/s/ Peter Versace

/s/ Guido Volante

PURCHASER:
RR Louisiana Property, LLC.

By:  /s/ Dr. Claus Wagner-Bartak
        Dr. Claus Wagner-Bartak, Member

/s/ Mauselie S. Dor
NOTARY PUBLIC

Notary Printed Name:  Mauselie S. Dor
Notary Number:  WDD 327022
My Commission Expires:  June 6, 2008

EXHIBIT A
MOVABLE PROPERTY

Original Cost

Dave Compressor 5000psi	$5,344.65
Compressor 250psi	$ 1,000.00 (estimated)
Supermac Automatic Feeder with
Weighing Machine	$9,000.00
Bag Sealing Jaw and Assembly	$4,000.00
Fulton Broiler Serial #83540 and
Return Tank HT10	$17,272.72
Ammonia Valve – Serial #99W050561	$6,000.00
Bagger - #EM-600RI	$19,000.00
Reactors - 24in. X 25 ft.	$50,000.00
Reactor (unfinished) ASME 1440	$35,023.00
Belt-o-Matic Dryer	$65,000.00
Ricoh Copy Machine (used) Model #4527	$4,495.00
Shaker and Grinder and 6’ X 12” Conveyor	$29,000.00
Hand Tools	$10,000.00
Bag Inventory	$6,000.00

TOTAL	$261,135.37